SEVENTH AMENDMENT TO THE LOAN AND CREDIT AGREEMENT

This Amendment ("Amendment") is made as of the 27th day of February, 1997, by and between Effective Management Systems, Inc.("EMS"), Effective Management Systems of Michigan, Inc., EMS-East, Inc., Intercim Corp. f/k/a EMS Acquisition Corp., EMS Asia Pacific Limited and Effective Management Systems of Illinois, Inc. (collectively the "Debtors") and Bank One, Wisconsin (the "Secured Party").

WHEREAS, the Debtors and the Secured Party entered into a Loan and Security Agreement dated April 23, 1993, which agreement has subsequently been amended (the "Loan Agreement"); and

WHEREAS, the Secured Party and the Debtors (the "Parties") desire to further amend the Loan Agreement as set forth below:

NOW, THEREFORE, the parties hereto agree as follows (All capitalized terms not defined herein shall have the meanings assigned in the Loan Agreement.):

1. The definition of "Note A" is amended and restated such that it shall mean Debtors' Amended and Restated Note A dated October 31, 1996, as modified by a Promissory Note Modification Agreement of even date herewith, a copy of which Promissory Note Modification Agreement is attached as Exhibit A.

2. Debtors hereby acknowledge and agree that, in accordance with the currently existing performance grid, borrowings under the Credit Facility "A", effective from 03/01/97, shall be increased by .25% Reference Rate + .75% and Libor Rate + 3.00%.

3. Secured Party has agreed to extend to Debtors a 500,000.00 90 day temporary overline shall be evidenced by Note A.

4. The definition for the defined terms "Default", "Minimum" and "Target" levels of Consolidated adjusted Net Earnings From Operations are amended and restated as follow:

     "Default", "Minimum" and "Target" levels of Consolidated adjusted Net Earnings From Operations shall be determined in accordance with the following table, for the periods set forth therein, as follows:

                                 Consolidated Adjusted
        Period                Net Earnings From Operations
Four fiscal quarters
  ending:                 Default        Minimum         Target

Qtr ending 2/28/97       (650,000)       300,000         800,000

Qtr ending 5/31/97       (525,000)       300,000         800,000

Qtr ending 8/31/97       (100,000)       300,000         800,000

Thereafter                800,000      1,000,000       1,250,000


     As used herein, amounts in parenthesis are negative numbers and a "Default" hereof constitutes an "event of default" as that term is used in Section 9 of the Loan Agreement.

5.   Section 4./ "COLLATERAL-OBLIGATION RATIO"

     The section bearing the title "Collateral-Obligation Ratio" of the Loan Agreement is reinstated and amended to read as follows:

         Without Secured Party's written consent, Debtors shall not at any time permit the sum of the aggregate amount of those Obligations reflected by the loan account ledger for Credit facility A plus all Letter of Credit Liabilities to exceed the lesser of (a) $5,500,000 until September 30, 1997, and $5,000,000 at September 30, 1997, and at all times thereafter or (b) eighty percent (80%) of the amount owing on Qualified Accounts minus amounts owing by Debtors to IBM.

         In addition to other required payments, Debtors shall pay Secured Party, in reduction of the Obligations owing to Secured Party at any time, such sums as may be necessary from time to time to maintain the foregoing advance limits. Such ratio is stated only for the purpose of advances under this Agreement and not for valuation of the Collateral.

         If, for the four quarters ending 11/30/97 or any quarterly fiscal calculation date thereafter (in the event the Loan Agreement is extended), the Debtors' Consolidated Net Earnings from Operations exceeds the "Minimum" level set forth herein, Section 4 of the Loan Agreement shall be automatically amended, by deleting this section.

6.   Section 7./ "DEBTORS AFFIRMATIVE COVENANTS"

     Section 7(a) Business Records; Reports.  Paragraph (3) of the
     Loan Agreement is hereby reinstated and amended to read as follows:

	 (3) "Monthly and at such other times as Secured Party may request, a report in the form required by the Secured Party reflecting the Collateral-Obligation Ratio (based on daily Qualified Accounts figures) as of the end of the prior business month end, together with such information relating to the Collateral as Secured Party may request, certified by an authorized signatory of each of the Debtors. If for the four quarters ending 11/30/97 or any quarterly fiscal calculation date thereafter (in the event the Loan Agreement is extended), the Debtors' Consolidated Net Earnings from Operations exceeds the "Minimum" level set forth herein, Section 4 of the Loan Agreement shall be automatically amended, by deleting this section.

7. Paragraph (2) of Section 7(a) is amended by deleting "quarter" and inserting "month" in each place it appears in that Paragraph. If, for the four quarters ended 11/30/97 or any quarterly fiscal calculation date thereafter (in the event the Loan Agreement is extended), the Consolidated Adjusted Net Earnings from Operations exceeds the "minimum" level set forth herein, Paragraph (2) of Section 7(a) shall be automatically amended by deleting "month" and inserting in it's place "quarter" in each place it appears in that paragraph.

8. The Debtors represent and warrant that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an "event of default" under Section 9 of the Loan Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an "event of default" under Section 9 of the Loan Agreement.

9.   The Debtor agrees to pay a $5,000.00 amendment fee to Secured Party.

10. This Amendment shall become effective only after it is fully executed by the Debtor and the Secured Party, and the Secured Party shall have received from the Debtors the following:

	(a) Promissory Note Modification Agreement (Note A)
	(b) $5,000 Amendment Fee
	(c)  Borrowing Resolution and Certificate of Incumbency
	(d)  Other Documents as Secured Party may reasonably request

     Except as specifically amended by this Amendment, the Loan Agreement shall remain in full force and effect in accordance with its terms.

11. This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Loan Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Loan Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Loan Agreement or release any owner of collateral securing the Loan Agreement. The validity, priority and enforceability of the Loan Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Loan Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Debtors acknowledge that as of the date of this Amendment they have no offsets with respect to all amounts owed by Debtors to Secured Party and Debtors waive and releases all claims which they each may have against Secured Party arising under the Loan Agreement on or prior to the date of this Amendment.

12. Debtors acknowledge and agree that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Loan Agreement; The Debtors hereby specifically ratify and affirm the terms and provisions of the Loan Agreement. Debtors release the Secured Party from any and all claims which may have arisen, known or unknown, in connection with the Loan Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Secured Party's part to grant other or future amendments, should any be requested.

13. All obligations of Debtors under the Loan Agreement and this Amendment shall be their jointed several obligations.


IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.


BANK ONE, WISCONSIN			EFFECTIVE MANAGEMENT SYSTEMS INC.



By: /s/ William E. Shaw        	        By: /s/ Michael D. Dunham
	William E. Shaw

Title:     Vice President		Title:	_________________________



					EFFECTIVE MANAGEMENT SYSTEMS OF
					 MICHIGAN, INC.



					By: /s/ Michael D. Dunham



					Title:	______________________________



					EMS-EAST, INC.



					By: /s/ Michael D. Dunham



					Title:	______________________________



					INTERCIM CORP. f/k/a EMS ACQUISITION
					 CORP.



					By: /s/ Michael D. Dunham



					Title:	______________________________



					EFFECTIVE MANAGEMENT SYSTEMS OF
 					 ILLINOIS, INC.



					By: /s/ Michael D. Dunham



					Title:	______________________________



					EMS ASIA PACIFIC LIMITED



					By: /s/ Michael D. Dunham



					Title:	______________________________

      ACKNOWLEDGMENT AND AGREEMENT BY GUARANTOR(S) AND/OR OWNER(S)
             OF COLLATERAL SECURING THE PROMISSORY NOTE.


The undersigned (i) consent to the modification of the Credit Agreement and all other matters in the foregoing Amendment and, if a guarantor (ii) reaffirm the __________________ Guaranty, dated ____________, 19 _____ and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"), (iii) acknowledge that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms, (iv) agree that all references, if any, in the Guarantor Documents to the Credit Agreement are modified to refer to that document as modified by the Amendment, and (v) agree to be bound by the release of Bank set forth in the Amendment.





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